EXHIBIT 99.6


             Consent of the Partners of Prime Cable of Alaska, L.P.


        This Consent ("Consent") of the partners of Prime Cable of Alaska, L.P., a Delaware limited partnership (the "Partnership"), is entered into as of October 7, 1996 among Prime Cable Fund I, Inc., a Delaware corporation (the "General Partner"), the undersigned holders of profit participation rights in the Partnership (the "PPR Holders").

        WHEREAS, the General Partners and the Limited Partners are parties to that certain Amended and Restated Agreement of Limited Partnership of Prime Cable of Alaska, L.P. dated as of June 30, 1989, as previously amended (as so amended, the "Partnership Agreement"); and

        WHEREAS, certain of the Partners of the Partnership and the PPR Holders have agreed to sell all of their interests in the Partnership in exchange for shares of voting Class A Common Stock ("GCI Class A Stock") of General Communication, Inc., an Alaska corporation ("GCI"), pursuant to the terms of that certain Securities Purchase and Sale Agreement dated May 2, 1996 (the "GCI Purchase Agreement") entered into by and among the direct and indirect owners of all of the equity interests and profit participation rights in the Partnership, as sellers, GCI, as buyer, and Prime Management, subject to certain terms and conditions including the condition that the GCI Class A Stock be registered under the Securities Act of 1933, all as generally described in that certain Proxy Statement/Prospectus of GCI dated October 4, 1996 (the "GCI Prospectus"), a true and complete copy of which has been delivered to each of the undersigned; and

        WHEREAS, Section 7.1 of the Partnership Agreement restricts the transfer of the interest of any Partner except in certain limited instances not relevant to the GCI Purchase Agreement; and

        WHEREAS, the undersigned desire to enter into this Consent in order to consent to the transfer by the applicable Partners of the Partnership of their Partnership interest as provided in the GCI Purchase Agreement and to consent and waive such other requirements under the Partnership Agreement in order to permit the transactions contemplated by the GCI Purchase Agreement to occur;

        NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the General Partners and the Limited Partners agree that (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Partnership Agreement):

                 1. Consent. The Partners and the PPR Holders hereby (i) consent to the transfer, free of any restrictions of the Partnership Agreement, of all the interests of such of the Partners of the Partnership and the PPR Holders as have agreed to transfer such interests pursuant to and in accordance with the GCI Purchase Agreement as in effect, from time to time, in exchange for shares of GCI Class A Stock, as generally described in the GCI Prospectus, and (ii) consent and waive such other requirements under the Partnership Agreement in order to permit to occur the transactions contemplated by the GCI Purchase Agreement and the other documents and agreements described therein.

                 2. No Other Consent or Amendment. Except for the consents, waivers and approvals set forth or referred to above, the text of the Partnership Agreement shall remain unchanged and in full force and effect.



                                                         REGISTRATION STATEMENT

                 3. Effectiveness. This Consent shall become effective (the "Effective Time") upon receipt of signed counterparts hereof from all the Partners and the PPR Holders.

                 4. Successors and Assigns. Each of the undersigned, by its execution and delivery of this Consent, hereby agrees with the Partnership that it will (i) inform any successor or assignee to all or any portion of its interest in the Partnership of its execution and delivery of this Consent and
(ii) as a condition precedent to any transfer of such interest, obligate such successor or assignee in writing to be bound by the action of the undersigned in executing and delivering this Consent.

                 5. Receipt of the GCI Prospectus. Each of the undersigned, by its execution and delivery of this Consent, hereby acknowledges its receipt of a copy of the GCI Prospectus.

                 6. Counterparts. To facilitate execution, this Consent may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, the parties hereto agree that for purposes of facilitating the execution of this Consent (i) the signature pages taken from separate individually executed counterparts of this Consent may be combined to form multiple fully executed counterparts and
(ii) a facsimile transmission shall be deemed to be an original signature. All executed counterparts of this Consent shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

                 7. Law of Contract. The Consent shall be deemed to be made pursuant to the laws of the State of Delaware with respect to agreements made and to be performed wholly in the State of Delaware and shall be construed, interpreted, performed and enforced in accordance therewith.

        IN WITNESS WHEREOF, the parties hereby have caused their respective duly authorized officers or representatives to execute and deliver this Consent as of the day and year first above written, to be effective as of the Effective Time.

                                GENERAL PARTNER:

                                   PRIME CABLE FUND I, INC.

                                   By:
                                   Its:

                                LIMITED PARTNERS:

                                   PRIME CABLE GROWTH PARTNERS, L.P.

                                   By:  Prime   Venture  I,  Inc.,   General
                                        Partner,  and as general partner of
                                        Prime  Venture  I  Holdings,  L.P.,
                                        General Partner

                                        By:
                                        Its:



                                                         REGISTRATION STATEMENT

                                   And  Prime II Management Group,  Inc., as
                                        general  partner of Prime Venture I
                                        Holdings, L.P., General Partner

                                        By:
                                        Its:

                                   PRIME VENTURE I HOLDINGS, L.P.

                                   By:  Its General Partners:

                                        Prime Venture I, Inc.

                                        By:
                                        Its:

                                        And

                                        Prime II Management Group, Inc.

                                        By:
                                        Its:

                                   ALASKA CABLE, INC.

                                   By:
                                   Its:




                                                         REGISTRATION STATEMENT
                                                                         II-640